Exhibit 99.1

[LOGO OF QT5]

   5655 Lindero Canyon Rd., Suite #120   o   Westlake Village, CA 91362 USA
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        Phone: 818-338-1500  o  Fax: 818-338-1550  o  www.qt5inc.com


                                                                  April 13, 2004
                                                           FOR IMMEDIATE RELEASE


                    QT 5, Inc. Acquires Xact Aid Product Line

WESTLAKE VILLAGE, Calif., April 13, 2004 (PRIMEZONE) -- QT 5, Inc. (OTC BB:
QTFV.OB - News), manufacturer, distributor and marketers of biomedical products, today announced that it recently acquired the brand and all of the assets belonging to Xact Aid Inc.

The Xact Aid line of First-Aid-Kits contain a variety of innovative wound specific First-Aid-Packs that surpass any other product currently in the consumer first-aid category. Xact Aid products are unique "all you need in one box" wound-specific treatment packs that address the most common minor injuries such as cuts, scrapes, insect-bites, minor-burns, burns and sprains.

These wound specific First-Aid-Packs provide the consumer with enough materials to clean, treat, dress, and maintain a specific type of minor injury. Unlike traditional First-Aid kits, which are old fashioned and contain the bare minimum needed to treat a wound, Xact Aid Packs provide the precise products needed to manage and maintain the healing process in its entirety. The packs effectively take the guesswork out of treating a minor injury and will allow the consumer to effectively treat themselves with a product that is not only convenient but reliable and necessary.

Each injury-specific pack is color-coded and clearly notes the contents and benefits of the specific treatment on the package. The kits contain easy-to-follow English and Spanish instructions that guide the consumer through the wound-care procedure from beginning to end.

According to QT 5, Inc. President Steven H. Reder, "When our management team became aware of Xact Aid's product line, we immediately recognized it as a unique concept with strong mainstream potential. They have done an incredible job in creating the Xact Aid product line, which comes to us ready to go to market. The image is strong, the vendors are in place and we have already begun channel communications announcing the immediate availability of the entire product line."

Mark Levine, founder of Xact Aid, will provide his expertise on behalf of QT 5 by managing the product development, marketing and sales activities related to the Xact Aid family of products. Mr. Levine noted, "QT 5 has proven their ability to pioneer medical products and has many existing relationships in major distribution channels. I'm proud to be working with such a competent team and furthermore feel confident that joining QT5 will provide Xact Aid's line of products with tremendous opportunity for rapid success."

Mr. Reder added, "Xact Aid is the right product at the right time for us. It fits into our product mix and business plan while providing us with an immediate opportunity to build an additional revenue stream. We also continue to make progress toward launching our Target System Diagnostic products and we have recently launched an aggressive marketing campaign introducing our DRUG STOP rapid urinalysis tests to the human resources and recruiting marketplace."


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About QT 5, Inc.

QT 5, Inc. is a Delaware corporation formed in April 1999 as a manufacturer, distributor and marketer of Bio-Med testing products. QT 5, Inc. is currently engaged in the development and introduction of Drug Stop rapid urinalysis tests and Target System(tm) Diagnostic products as well as Xact Aid first-aid products and continues to do research and development regarding future products for lifestyle enhancements. QT 5, Inc. is headquartered in Westlake Village, California. For more information on the Company please visit: www.qt5inc.com

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or prove incorrect, could cause the results of QT 5, Inc. to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in the reports filed by QT 5, Inc. with the Securities and Exchange Commission. QT 5, Inc. assumes no obligation and does not intend to update these forward-looking statements.

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